SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

(Amended)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

______________

Date of report (date of earliest event reported):

June 18, 2003

LML PAYMENT SYSTEMS INC.

(Exact name of Registrant as specified in charter)
Yukon Territory (State or other jurisdiction of incorporation or organization)	0-13959 (Commission File No.)	###-##-#### (I.R.S. Employer Identification No.)	6099 (Primary Standard Industrial Classification Code)

1680-1140 West Pender Street

Vancouver, B.C. V6E 4G1

(Address of principal executive offices)

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(604) 689-4440

(Registrant's telephone number, including area code)

______________

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma financial information:

Further to the Form 8K filed by the Registrant on July 3, 2003, the following unaudited pro forma consolidated statements of operations for the years ended March 31, 2003, March 31, 2002 and March 31, 2001 and the quarterly period ended June 30, 2003 give effect to the disposition by the Registrant's wholly-owned subsidiary, LHTW Properties Inc., of its retirement styled residential community located in Wildwood, Florida, known as Wildwood Estates ("Wildwood Estates") as if it had occurred on April 1, 2000. Wildwood Estates was sold on June 18, 2003 for gross cash consideration of US$2,400,000. An unaudited pro forma Consolidated Balance Sheet as at June 30, 2003 has not been presented as the outcome of the disposition of Wildwood Estates, completed on June 18, 2003, has been reflected on the Corporation's June 30, 2003 unaudited Consolidated Balance Sheet filed on Form 10Q on August 14, 2003.

The pro forma information below is provided for information purposes only and is not necessarily indicative of what the results of operations of the Corporation would have been had the transaction actually occurred on the date indicated, nor does it purport to indicate the future financial results of operations of the Corporation.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED MARCH 31, 2003

(In U.S. Dollars)
	LML Payment Systems Inc.	Pro Forma Adjustments (1)	Pro Forma LML Payment Systems Inc.
REVENUE	8,773,496	(213,403)	8,560,093

COSTS AND EXPENSES
Cost of operations	6,908,954	(280,869)	6,628,085
Sales, general and administrative	2,520,126	-	2,520,126
Amortization and depreciation	2,390,323	(17,158)	2,373,165
Other expenses (income)	35,785	-	35,785

LOSS FROM OPERATIONS	(3,081,692)	84,624	(2,997,068)

Interest income, net	53,202	-	53,202

LOSS BEFORE INCOME TAXES	(3,028,490)	84,624	(2,943,866)

State income taxes	19,595	-	19,595

NET LOSS	(3,048,085)	84,624	(2,963,461)

LOSS PER SHARE
Basic	(0.16)	-	(0.15)
Diluted	(0.16)	-	(0.15)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	19,495,334	-	19,495,334
Diluted	19,495,334	-	19,495,334

See Accompanying Notes

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED MARCH 31, 2002

(In U.S. Dollars)

	LML Payment Systems Inc.	Pro Forma Adjustments (1)	Pro Forma LML Payment Systems Inc.
REVENUE	9,268,154	(187,308)	9,080,846

COSTS AND EXPENSES
Cost of operations	8,132,566	(225,823)	7,906,743
Sales, general and administrative	3,314,747	-	3,314,747
Amortization and depreciation	3,246,795	(17,416)	3,229,379
Other expenses (income)	(72,357)	-	(72,357)

LOSS FROM OPERATIONS	(5,353,597)	55,931	(5,297,666)

Interest income, net	131,978	863	132,841

LOSS BEFORE INCOME TAXES	(5,221,619)	56,794	(5,164,825)

State income taxes	16,848	-	16,848

NET LOSS	(5,238,467)	56,794	(5,181,673)

LOSS PER SHARE
Basic	(0.27)	-	(0.27)
Diluted	(0.27)	-	(0.27)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	19,248,970	-	19,248,970
Diluted	19,248,970	-	19,248,970

See Accompanying Notes

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED MARCH 31, 2001

(In U.S. Dollars)

	LML Payment Systems Inc.	Pro Forma Adjustments (1)	Pro Forma LML Payment Systems Inc.
REVENUE	10,071,358	(191,235)	9,880,123

COSTS AND EXPENSES
Cost of operations	7,950,620	(249,401)	7,701,219
Sales, general and administrative	3,993,653	-	3,993,653
Amortization and depreciation	3,085,146	(33,822)	3,051,324
Other expenses (income)	768,770	(200,481)	568,289

LOSS FROM OPERATIONS	(5,726,831)	292,469	(5,434,362)

Interest income, net	571,020	80,560	651,580

LOSS BEFORE INCOME TAXES	(5,155,811)	373,029	(4,782,782)

State income taxes	57,884	-	57,884

NET LOSS	(5,213,695)	373,029	(4,840,666)

LOSS PER SHARE
Basic	(0.34)	-	(0.29)
Diluted	(0.34)	-	(0.29)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	16,769,410		16,769,410
Diluted	16,769,410		16,769,410

See Accompanying Notes

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2003

(In U.S. Dollars)

	LML Payment Systems Inc.	Pro Forma Adjustments (1), (2)	Pro Forma LML Payment Systems Inc.
REVENUE	1,896,663	-	1,896,663

COSTS AND EXPENSES
Cost of operations	1,757,877	-	1,757,877
Sales, general and administrative expenses	612,828	-	612,828
Amortization and depreciation	572,448	-	572,448
Other expenses (income)	16,347	-	16,347

LOSS FROM CONTINUING OPERATIONS BEFORE INTEREST INCOME AND INCOME TAXES	(1,062,837)	-	(1,062,837)

Interest income, net	9,601	-	9,601

LOSS FROM CONTINUING OPATIONS BEFORE INCOME TAXES	(1,053,236)	-	(1,053,236)

State income taxes	4,200	-	4,200

LOSS FROM CONTINUING OPERATIONS	(1,057,436)	-	(1,057,436)

LOSS PER SHARE FROM CONTINUING OPERATIONS

Basic	(0.05)	-	(0.05)
Diluted	(0.05)	-	(0.05)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	19,593,061	-	19,593,061

See Accompanying Notes

Notes to Unaudited Pro Forma Consolidated Statements of Operations

(1) Represents the elimination of the historical operating results of Wildwood Estates as if it had been sold on April 1, 2000.

(2) The consolidated statement of operations for the three months ended June 30, 2003 has been derived from the Company's Form 10-Q report filed on August 14, 2003. No pro forma adjustments to the results from continuing operations are necessary since the operating results of Wildwood Estates have been reported as discontinued operations for three months ended June 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

By:/s/ Carolyn Mosher

Carolyn Mosher

Corporate Secretary

Date: August 20, 2003